                                                                       Exhibit 1

                                                                   DRAFT: 5/9/02

                              ROBBINS & MYERS, INC.

                            2,000,000 Common Shares*

                             UNDERWRITING AGREEMENT

                                  May [ ], 2002


ROBERT W. BAIRD & CO. INCORPORATED
MCDONALD INVESTMENTS INC.
         As Representatives of the Several Underwriters
         Identified in Schedule II Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

         SECTION 1. INTRODUCTORY. Robbins & Myers, Inc., an Ohio corporation (the "Company"), and the shareholder of the Company identified in Schedule I annexed hereto (the "Selling Shareholder") propose to sell 2,000,000 common shares (the "Firm Shares"), without par value (the "Common Shares"), to the several underwriters identified in Schedule II annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 300,000 additional Common Shares (the "Optional Shares") as provided in section 6 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the "Shares."

         You, as representatives of the several Underwriters (the "Representatives"), have advised the Company and the Selling Shareholder that the Underwriters propose to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be [$_____] per share.

         The Company and the Selling Shareholder hereby confirm their respective agreements with the Underwriters and each other as follows:

         SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters, and shall be deemed to represent and warrant to, and agree with, the several Underwriters on each Closing Date (as hereinafter defined), that:



---------------
* Plus an option to acquire up to 300,000 additional Common Shares from the Company to cover over-allotments.

         (a) Each of the Company and the subsidiaries of the Company (i) that are listed on Exhibit 21.1 of the Company's most recent Annual Report on Form 10-K incorporated by reference into the Registration Statement (as hereinafter defined); and (ii) that would be required to be listed on an exhibit to the Company's Annual Report on Form 10-K if the period covered thereby ended on the date hereof (each individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership and in active status or good standing under the laws of its jurisdiction of incorporation or organization, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus (as hereinafter defined) and the Registration Statement; each of the Company and the Subsidiaries is duly registered and qualified to do business as a foreign corporation, limited liability company or limited partnership under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a material adverse effect on the condition (financial or other), business, property, net worth, results of operations or prospects of the Company and the Subsidiaries, taken as a whole ("Material Adverse Effect"); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Complete and correct copies of the articles of incorporation, by-laws and other similar governing documents, as amended or restated ("Governing Documents" respectively), of the Company and each of the Subsidiaries as in effect on the date hereof have been delivered to the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date.

         (b) The Common Shares issued and outstanding immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any Common Shares (including the Shares), and no Common Shares have been issued in violation of such rights. The Shares to be issued and sold by the Company to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus and the Registration Statement. The delivery of certificates for the Shares to be issued and sold by the Company hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title. Except as described in the Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or any Subsidiary, and there are no holders of Common Shares or other securities of the Company or any Subsidiary, or of securities that are convertible or exchangeable into Common Shares or other securities of the Company or any Subsidiary, that have rights to the registration of such Common Shares or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the "Act") or the securities laws or regulations of any of the states of the United States (the "Blue Sky Laws").

         (c) Except for the Subsidiaries, and as otherwise set forth in the Prospectus or on Schedule III annexed hereto, the Company has no subsidiaries and does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Except as otherwise set forth in the Prospectus or on Schedule III, the Company owns directly or indirectly all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances or security interests, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. Except as otherwise set forth in the Prospectus or on
Schedule III, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of any Subsidiary.

         (d) The Company has full corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Governing Documents of the Company or any Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any property owned or leased by the Company or any Subsidiary, may be bound or affected;
(iii) violate any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the "Exchange Act"), the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (the "NASD"). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         (e) A registration statement on Form S-3 (Reg. No. 333-87546) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and has been filed with the Securities and Exchange Commission (the "Commission"). The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied. Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement if the registration statement has been declared effective pursuant to Rule 430A(b)) and as thereafter amended by post-effective amendment, if any, together with any registration statement and amendment filed pursuant to Rule 462 under the Act, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." Reference made herein to each Preliminary Prospectus or the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Exchange Act. The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Representatives two signed copies of the Registration Statement and each amendment thereto, if any, including any document filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, together with two copies of each exhibit filed therewith or incorporated by reference therein, and such number of conformed copies for each of the Underwriters of the Registration Statement and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Representatives have requested.

         (f) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus, nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened, and each Preliminary Prospectus filed with the Commission as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto complied in all material respects when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date, the Registration Statement and the

Prospectus contained or will contain all statements that are required to be stated therein in accordance with the Act and conformed or will conform in all material respects to the requirements of the Act, and neither the Registration Statement nor the Prospectus included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding any of the foregoing, the Company makes no representation or warranty with respect to statements made in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon information furnished by the Representatives pursuant to section 5 of this Agreement. Neither the Company, nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company, has distributed or will distribute prior to each Closing Date any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Representatives.

         (g) The documents that are incorporated by reference in the Prospectus or the Registration Statement or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and any document so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when it is filed with the Commission, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and when read together with the other information included in the Prospectus or the Registration Statement, as the case may be, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) Ernst & Young LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules of the Company filed with the Commission or incorporated by reference and included as a part of each Preliminary Prospectus, the Prospectus or the Registration Statement are independent accountants with respect to the Company as required by the Act.

         (i) The consolidated financial statements of the Company and the related notes thereto included or incorporated by reference in each Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial position, results of operations and cash flows of the Company as of their respective dates or for the respective periods covered thereby, all in conformity with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved except as otherwise stated therein. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein on a basis consistent with the consolidated financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the column headed "Actual" under "Capitalization" in the

Prospectus as of the date indicated therein, and there has been no material change thereto since such date except as disclosed in the Prospectus and other than: (i) the issuance of _____ Common Shares upon the exercise of stock options under the Company's stock option plans (the "Option Plans") and (ii) the issuance of _____ Common Shares upon conversion of the Company's 6-1/2% Convertible Subordinated Notes, Due 2003 (the "Convertible Notes"). The financial and statistical information and data relating to the Company in each Preliminary Prospectus, the Prospectus and the Registration Statement are accurately presented in all material respects and prepared on a basis consistent with the audited consolidated financial statements and books and records of the Company. The consolidated financial statements and schedules of the Company and the related notes thereto included or incorporated by reference in each Preliminary Prospectus, the Prospectus or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein.

         (j) Neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both, would be, in violation or in breach of: (i) its respective Governing Documents; (ii) any statute, ordinance, order, rule or regulation applicable to the Company or such Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or such Subsidiary is a party or by which any property owned or leased by the Company or such Subsidiary is bound or affected except where such violation or breach does not and would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or any Subsidiary that has had or would have a Material Adverse Effect. Except as does not or would not have a Material Adverse Effect: (i) the Company and each Subsidiary have obtained and hold, and are in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter "permit" or "permits"); (ii) all of such permits are in full force and effect; and the Company and each Subsidiary have fulfilled and performed all of their respective obligations with respect to each such permit; and (iii) no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of any such permit. Except as does not or would not have a Material Adverse Effect, neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect.

         (k) There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any

Subsidiary is or may be a party to, or to which any property owned or leased by the Company or any Subsidiary is or may be subject, that are required to be described in the Registration Statement or the Prospectus and which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, "environmental laws"); (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws; (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim has had or would have a Material Adverse Effect.

         (l) There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, that has not been described or filed as required. All such contracts or agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary, and are enforceable by and against the Company or such Subsidiary, in accordance with the respective terms thereof.

         (m) The Company or a Subsidiary has marketable title to all real property, and good and valid title to all other property and assets, reflected as owned by the Company or such Subsidiary in the Company's consolidated financial statements included or incorporated by reference in the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus) or which do not materially affect the value and do not materially interfere with the use made by the Company or such Subsidiary of such real property or other property or assets. All material property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements, with such exceptions as are not material and do not materially interfere with the use made by the Company or such Subsidiary of such property.

         (n) Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which could cause or result in, stabilization or manipulation, under the

Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Shares in connection with the transactions contemplated by this Agreement.

         (o) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to each Closing Date: (i) neither the Company nor any Subsidiary has or will have incurred any liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company, except as in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital shares (other than its regular quarterly dividend), and neither the Company nor any Subsidiary is or will be delinquent in the payment of any material amount (or immaterial amount, the failure of which to timely pay has resulted or would result in a Material Adverse Effect) of principal or interest on any outstanding debt obligation; and
(iii) there has not been any material change in the capital shares, any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving or which has involved or would involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

         (p) The Company or a Subsidiary owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses presently used in or necessary for the conduct of its business or ownership of its properties, and neither the Company nor any Subsidiary has violated or infringed upon the rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof in any manner which has had or would have a Material Adverse Effect.

         (q) The Company or a Subsidiary has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary course of the business of the Company and the Subsidiaries.

         (r) Except as does nor or would not have a Material Adverse Effect, no labor dispute with, or grievances by, the employees of the Company or any Subsidiary is pending or, to the knowledge of the Company, is imminent. Since August 31, 2001, except as reflected in the financial statements included in the Prospectus, there has been no change in the relationship of the Company or any Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in or that would result in a Material Adverse Effect.

         (s) Neither the Company nor any Subsidiary is an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         (t) All federal, state and local tax returns required to be filed by or on behalf of the Company or any Subsidiary have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities, and all such tax returns, as filed, are accurate in all material respects; and all federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or such Subsidiary have been paid or reflected as a liability on the financial statements of the Company or such Subsidiary for appropriate periods.

         (u) With respect to each United States employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or United States employee welfare benefit plan as defined in Section 3(1) of ERISA, including, without limitation, any multiemployer welfare or pension plan, with respect to which the Company or any Subsidiary is a participating employer or plan sponsor (collectively, the "Plans"), the Company is in substantial compliance with all applicable regulations, including ERISA and the Code. With respect to each defined benefit retirement Plan, such Plan does not have benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of the Plan. The Company or the administrator of each of the Plans, as the case may be, has timely filed the reports required to be filed by ERISA and the Code in connection with the maintenance of the Plans, and no facts, including, without limitation, any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with the Plans which, under applicable law, would constitute grounds for the termination of any of the Plans by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any of the Plans.

         (v) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) Other than as set forth in the Prospectus, none of the Company, any Subsidiary, or, to the knowledge of the Company, any officer or director of the Company or any Subsidiary is: (i) an officer, director or partner of any brokerage firm, broker or dealer that is a member of the NASD ("NASD Member"); or (ii) directly or indirectly, a "person associated with" an NASD member or an "affiliate" of an NASD member, as such terms are used in the NASD Rules or By-Laws. In addition, neither the Company nor any Subsidiary has issued or transferred any Common Shares, warrants, options or other securities, or any other items of value, to any of the Underwriters or any "related person" of any Underwriter, as such term is used in the NASD Rules, except as provided in this Agreement at any time within the one-year period ending on the date of this Agreement.

         (x) The Common Shares have been registered pursuant to Section 12(b) of the Exchange Act. The Shares have been approved for listing upon notice of issuance on the New York Stock Exchange (the "NYSE") concurrently with the effectiveness of the Registration Statement.

         (y) Neither the Company, any Subsidiary nor any affiliate of the Company or such Subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes, and the Company agrees to comply with such Section if, prior to the completion of the distribution of the Shares, the Company, any Subsidiary or any affiliate of the Company or such Subsidiary commences doing such business.

         (z) During the three years prior to the date hereof, all offers and sales of securities by the Company and each Subsidiary were made in compliance with the Act and all other applicable state and federal laws or regulations.

         (aa) The Company has obtained for the benefit of the Underwriters an agreement in the form attached to this Agreement as EXHIBIT A, enforceable by Robert W. Baird & Co. Incorporated ("Baird"), executed by each of the executive officers and directors of the Company, and M.H.M. & Co. Ltd. (collectively, the "Lock-Up Agreements") and providing that for a period of 90 days after the date of the Prospectus, such persons will not, without the prior written consent of Baird, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any: (i) Common Shares; (ii) rights to purchase Common Shares (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and Common Shares that may be issued upon the exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into Common Shares; and that for a period of 90 days after the date of the Prospectus, such persons will not, without the prior written consent of Baird, exercise or cause to be exercised, directly or indirectly, any rights to initiate the registration of Common Shares under the Act or any Blue Sky Laws. The Company hereby represents and warrants that it will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of Baird.

         (bb) Copies of the Durable Power of Attorney and the Custody Agreement executed by the Selling Shareholder and a copy of the Selling Shareholder's Selling Shareholder's Questionnaire have been furnished to counsel for the Underwriters prior to the date hereof, along with such other information as such counsel reasonably has requested in connection with their review thereof.

         A certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in section 10(d) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to and agrees with the several Underwriters and the Company, and shall be deemed to represent and warrant to the several Underwriters and the Company on the First Closing Date, that:

                  (a) The Selling Shareholder has duly executed a durable power of attorney and custody agreement ("Durable Power of Attorney" and Custody Agreement", respectively) naming Gerald L. Connelly and Kevin
         J. Brown, or either of them, as the Selling Shareholder's attorney(s)-in-fact ("Attorneys-in-Fact") for the purpose of entering into and carrying out this Agreement and naming the Company as custodian ("Custodian") of the Shares of the Selling Shareholder for the purpose of selling such Shares to the Underwriters on the First Closing Date and receiving payment therefor.

                  (b) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, the Durable Power of Attorney and the Custody Agreement, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, as set forth on Schedule I annexed hereto, have been obtained. The Selling Shareholder has, and at the time of delivery thereof hereunder the Selling Shareholder will have, good and valid title to the Shares proposed to be sold by the Selling Shareholder hereunder, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, claims and community or marital property rights, other than any created by the Durable Power of Attorney, the Custody Agreement or this Agreement for the benefit of the Underwriters. The Selling Shareholder has full right, power and authority to enter into this Agreement, the Durable Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, claims and community or marital property rights, other than any created by the Durable Power of Attorney, the Custody Agreement or this Agreement for the benefit of the Underwriters. Upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and valid title thereto, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, claims and community or marital property rights.

                  (c) The Selling Shareholder has not distributed and will not distribute any Preliminary Prospectus, the Prospectus or any other material in connection with the offering and sale of the Shares. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which could cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

                  (d) The execution, delivery and performance by the Selling Shareholder of this Agreement, the Durable Power of Attorney and the Custody Agreement will not, if applicable, result in the violation of any provisions of the Articles of Incorporation, By-laws or other governing documents of the Selling Shareholder, or constitute a breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or the Selling Shareholder's property may be bound or affected, or any statute, rule or regulation applicable to the Selling Shareholder, or violate any order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Shareholder or any of the Selling Shareholder's property. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of, and performance under, this Agreement by the Selling Shareholder or the consummation by the Selling Shareholder of the transactions contemplated by this Agreement, except for compliance with the Act, the Exchange Act, the Blue Sky Laws applicable to the public offering of the Shares by the Underwriters and the clearance of such offering with the NASD. The Selling Shareholder hereby represents and warrants that each Attorney-in-Fact has been duly appointed as attorney-in-fact by the Selling Shareholder for the purpose of entering into and carrying out this Agreement, and the Durable Power of Attorney and the Custody Agreement have been duly executed and delivered by or on behalf of the Selling Shareholder to the Representatives.

                  (e) This Agreement, the Durable Power of Attorney and the Custody Agreement are each valid and binding agreements of the Selling Shareholder enforceable in accordance with their respective terms.

                  (f) The Selling Shareholder has deposited in custody, under the Durable Power of Attorney and the Custody Agreement, certificates in negotiable form for the 450,000 Shares to be sold hereunder by the Selling Shareholder for the purpose of further delivery pursuant to this Agreement. The Selling Shareholder agrees that the Shares of the Selling Shareholder on deposit with the Custodian are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody, and the appointment of the Attorneys-in-Fact pursuant to the Durable Power of Attorney and the Custody Agreement, are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder and under the Durable Power of Attorney and the Custody Agreement shall not be terminated, except as provided in this Agreement, the Durable Power of Attorney and the Custody Agreement, by any act of the Selling Shareholder, by operation of law, whether by the dissolution, winding up or other event affecting the legal life of the Selling Shareholder, or by the occurrence of any other event. If the Selling Shareholder should be wound up or dissolved, or if any other event should occur before the delivery of the Shares hereunder, the certificates for Shares then on deposit with the Custodian shall, to the extent the Shares are purchased by the Underwriters, be delivered by the Custodian in accordance with the terms and conditions of this Agreement, the Durable Power of Attorney and the Custody Agreement as if such winding up, dissolution or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. The Selling Shareholder represents that each Attorney-in-Fact has been authorized by the Selling Shareholder to execute and deliver this Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares sold by the Selling Shareholder against delivery thereof and otherwise to act on behalf of the Selling Shareholder.

                  (g) Insofar as it relates to the Selling Shareholder, each Preliminary Prospectus, as of its date, has conformed in all material respects with the requirements of the Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and on the effective date of the Registration Statement and at all times subsequent thereto up to the First Closing Date, (i) the Registration Statement and the Prospectus, as they relate to the Selling Shareholder, did or will conform to the requirements of the Act, and (ii) neither the Registration Statement nor the Prospectus as it relates to the Selling Shareholder did or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (h) The information contained in the Selling Shareholder's Selling Shareholder's Questionnaire completed in connection with the Company's public offering of Shares and delivered to the Representatives was, as of the date of such questionnaire, and is, as of the date of this Agreement, true and correct.

               A certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby. A certificate delivered by or on behalf of the Selling Shareholder to counsel for the Selling Shareholder for purposes of enabling such counsel to render the opinion referred in Section 10(e) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Selling Shareholder as to the matters covered thereby.

               SECTION 4. REPRESENTATION OF UNDERWRITERS. The Representatives will act as the representatives for the several Underwriters in connection with the public offering of the Shares, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all of the Underwriters.

               SECTION 5. INFORMATION FURNISHED BY THE UNDERWRITERS. The information set forth (i) in the table of participating Underwriters and the third paragraph appearing under the caption "Underwriting" in the Prospectus, and (ii) in the last two paragraphs appearing under the caption "Underwriting" in the Prospectus constitutes all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement.

               SECTION 6. PURCHASE, SALE AND DELIVERY OF SHARES.

                  (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule II annexed hereto 1,550,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of [$__________]. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule II annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

                  (b) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriters 450,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder the number of Firm Shares as hereinafter set forth at the same purchase price per share as stated in the preceding paragraph. The obligation of each Underwriter to the Selling Shareholder shall be to purchase from the Selling Shareholder that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Selling Shareholder as the number of shares set forth opposite the name of such Underwriter in Schedule II annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

                  (c) On the First Closing Date (as hereinafter defined), the Company and the Custodian on behalf of the Selling Shareholder will deliver to the Representatives, at the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them against payment in Milwaukee, Wisconsin of the purchase price therefor by wire transfer of immediately available funds payable to the account designated in writing by the Company with respect to the Firm Shares being sold by the Company and to the account designated in writing by the Custodian with respect to the Firm Shares being sold by the Selling Shareholder. As referred to in this Agreement, the "First Closing Date" shall be on the fourth (or third, if the price set forth in Section 6(a) above is determined before 3:30 p.m., Milwaukee, Wisconsin time on the date of this Agreement) full business day after the date of the Prospectus, at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than ten full business days after the date of the Prospectus as the Representatives, the Company and the Attorneys-in-Fact (or either of them) may agree. The certificates for the Firm Shares to be so delivered will be in denominations and registered in such names as the Representatives request by notice to the Company and the Attorneys-in-Fact, or either of them, prior to the first full business day preceding the First Closing Date, and such certificates will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time on the first full business day preceding the First Closing Date at a location to be designated by the Representatives.

                  (d) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within thirty days after the date of the Prospectus to purchase up to 300,000 Optional Shares from the Company at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) upon written notice by the Representatives to the Company within thirty days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company, the names and denominations in which the certificates for such shares are to be registered and the date and place at which such certificates will be delivered. Such date of delivery (the "Second Closing Date") shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice to exercise. The number of Optional Shares to be purchased by each of the Underwriters pursuant to such notice shall equal that number of full Optional Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Optional Shares to be purchased by all Underwriters hereunder as the number of Firm Shares to be purchased by such Underwriter under this Agreement bears to the total number of Firm Shares to be sold hereunder. Certificates for the Optional Shares will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representatives. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares.

                  (e) The Representatives have advised the Company and the Attorneys-in-Fact that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, "Closing Date" shall mean either the First Closing Date or the Second Closing Date.

               SECTION 7. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

                  (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representatives and counsel to the Underwriters promptly. If the effective time of the Registration Statement is prior to the execution and delivery of this Agreement and any information shall have been omitted therefrom in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act and, if the Representatives do not object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters and the Attorneys-in-Fact promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and counsel to the Underwriters and the Attorneys-in-Fact promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)), or file any document under the Exchange Act before the termination or completion of the public offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference in the Registration Statement, if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives reasonably object to such filing.

                  (b) If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the Act or the Exchange Act, the Company promptly will advise the Representatives and counsel to the Underwriters and the Attorneys-in-Fact thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement or a Current Report on Form 8-K with such documents that will correct such statement or omission or will effect such compliance; and, if any Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Representatives, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.

                  (c) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, acquire any of the Common Shares nor will the Company declare or pay any dividend or make any other distribution upon its Common Shares payable to shareholders of record on a date prior to the Second Closing Date, except for a regular quarterly cash dividend that is declared and paid in the same amount as in the same quarter of the preceding year.

                  (d) The Company will make generally available to its security holders and the Representatives an earnings statement as soon as practicable, but in no event later than sixty days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of twelve consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                  (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents, including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, in each case as soon as available and in such quantities as the Representatives may reasonably request.

                  (f) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

                  (g) The Company will cooperate with the Representatives and counsel to the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives designate, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of the Prospectus. During the period of one year from the date of the Prospectus, the Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

                  (h) During the period of three years from the date of the Prospectus, the Company will furnish to each of the Representatives and to each of the other Underwriters who may so request, as soon as available, each report, statement or other document of the Company or its Board of Directors mailed to its shareholders or filed with the Commission, and such other information concerning the Company as the Representatives may reasonably request.

                  (i) The Company shall deliver the requisite notice of issuance to the NYSE and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Shares as a NYSE security, or take such action to authorize the Common Shares for listing on the American Stock Exchange or the National Market System of The Nasdaq Stock Market, for a period of at least thirty-six months after the date of the Prospectus.

                  (j) Except for the issuance and sale by the Company of Common Shares upon exercise of presently existing outstanding stock options, the sale of the Shares to be sold by the Company pursuant to this Agreement, the issuance of Common Shares upon the conversion of the Convertible Notes, and the grant of employee stock options (none of such options to be exercisable during the 90-day period herein described) and Common Shares pursuant to the Company's Option Plans and other Plans, the Company shall not, for a period of 90 days after the date of the Prospectus, without the prior written consent of Baird, directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) Common Shares; (ii) rights to purchase Common Shares; or (iii) securities that are convertible or exchangeable into Common Shares.

                  (k) The Company will maintain a transfer agent and, if required by law or the rules of the NYSE or any national securities exchange on which the Common Shares are listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for the Common Shares.

                  (l) If the sale to the Underwriters of the Firm Shares is not consummated for any reason other than termination of this Agreement pursuant to section 13 hereof, without limiting any other rights the Underwriters may have, the Company agrees to reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters), that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares, and the provisions of sections 9 and 12 hereof shall at all times be effective and apply.

                  (m) The Company will, to the extent within its control, comply or cause to be complied with the conditions to the obligations of the Underwriters in section 10 hereof.

                  (n) The Company will deliver to the Representatives as many
         (i) conformed copies of the Registration Statement (as originally filed) (one of which shall be manually signed), (ii) conformed copies of each amendment thereto (including exhibits filed therewith and documents incorporated therein by reference) (one of which shall be manually signed), and (iii) copies of each Prospectus and Preliminary Prospectus, in each case as the Representatives may reasonably request.

               SECTION 8. COVENANTS OF THE SELLING SHAREHOLDER. The Selling Shareholder covenants and agrees with the several Underwriters and the Company as follows:

                  (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, the Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement to become effective at the earliest possible time; and the Selling Shareholder will do and perform all things to be done and performed by the Selling Shareholder prior to each Closing Date, pursuant to this Agreement, the Durable Power of Attorney or the Custody Agreement.

                  (b) The Selling Shareholder agrees to deliver to the Custodian on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable substitute form or statement specified by Treasury Department regulations in lieu thereof).

                  (c) The Selling Shareholder will pay all federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Shareholder to the Underwriters.

                  (d) For a period of 90 days after the date of the Prospectus, the Selling Shareholder will not, without the prior written consent of Baird, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge or cause or in any way permit to be sold, transferred, pledged or otherwise disposed of any: (i) Common Shares; (ii) rights to purchase Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the Selling Shareholder in accordance with the rules and regulations of the Commission and Common Shares that may be issued upon exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into Common Shares. For a period of 90 days after the date of the Prospectus, the Selling Shareholder will not, without the prior written consent of Baird, exercise or cause to be exercised, directly or indirectly, any rights to initiate the registration of Common Shares under the Act or Blue Sky Laws (including, without limitation, any such registration rights pursuant to that certain Registration Agreement among the Company, the Selling Shareholder and Brian Fenwick-Smith, dated as of January 25,
         2002).

                  (e) The Selling Shareholder will furnish any documents, instruments or other information which the Representatives may reasonably request in connection with the sale and transfer of the Shares to the Underwriters.

               SECTION 9. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company and the Selling Shareholder will pay their pro rata share of the costs, fees and expenses incurred in connection with the public offering of the Shares, in the case of the Selling Shareholder, in the proportion that the number of Shares to be sold by the Selling Shareholder as set forth on Schedule I annexed hereto, bears to the Shares as set forth on Schedule I annexed hereto, and, in the case of the Company, the balance of such costs, fees and expenses. Such costs, fees and expenses to be paid by the Company and the Selling Shareholder include, without limitation:

                  (a) All costs, fees and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters, but including such fees and disbursements described in subsection (b) of this section 9) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to listing of the Shares on NYSE; the fees and expenses of the Company's counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Durable Power of Attorney and the Custody Agreement, including, without limitation, shipping expenses via overnight delivery and/or courier service to comply with applicable prospectus delivery requirements; and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company's management and prospective investors.

                  (b) All registration fees and expenses, including legal fees and disbursements of counsel for the Underwriters incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws and the clearing of the public offering and the underwriting arrangements evidenced hereby with the NASD.

                  (c) All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares.

Notwithstanding the foregoing, the Selling Shareholder shall be solely responsible for any transfer or sales tax imposed upon the transfer and sale of the Selling Shareholder's Shares to the Underwriters and for all fees and expenses of the Attorneys-in-Fact and the Custodian. All costs and expenses incident to the performance of the Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this section will be borne and paid solely by the Selling Shareholder. In the event the Selling Shareholder shall fail to pay the Selling Shareholder's pro rata share of the costs, fees and expenses described in this section within five days after demand by the Representatives therefor, the Company shall be obligated to pay such costs, fees and expenses on demand.

               SECTION 10. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder herein set forth as of the date hereof and, in the case of the Company, as of each Closing Date and, in the case of the Selling Shareholder, as of the First Closing Date, to the accuracy of the statements of the Company's officers, the Selling Shareholder and the Attorneys-in-Fact on behalf of the Selling Shareholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder, and to the following additional conditions, unless waived in writing by the Representatives:

                  (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m., Washington, D. C. time, on the date of this Agreement, or such later time and date as shall have been consented to by the Representatives, which consent shall be deemed to have been given if the Registration Statement shall have been declared effective on or before the date and time requested in the acceleration request submitted on behalf of the Representatives pursuant to Rule 461 under the Act; all filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been instituted or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Representatives acting in good faith.

                  (b) Since the dates as of which information is given in the Registration Statement:


                              (i) there shall not have occurred any change or development involving, or which could be reasonably expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and

                              (ii) the Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or
(ii) above, is in the reasonable and good faith opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                    (c) The Representatives shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact that, in the reasonable and good faith opinion of the Representatives or counsel for the Underwriters, is material, or omits to state a fact that, in the reasonable and good faith opinion of the Representatives or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

                    (d) The Representatives shall have received an opinion of Thompson Hine LLP, counsel for the Company addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:





                       (i) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and the Registration Statement;

                       (ii) The authorized capital shares of the Company consist of 40,000,000 Common Shares, without par value, and all such shares conform as to legal matters to the descriptions thereof in the Prospectus and the Registration Statement;

                       (iii) The issued and outstanding capital shares of the Company immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable, and there are no statutory, or to the knowledge of such counsel, contractual preemptive, preferential or, except as described in the Prospectus and to such counsel's knowledge, other rights to subscribe for or purchase any capital shares of the Company, and to such counsel's knowledge, no capital shares of the Company have been issued in violation of any such rights;

                       (iv) Each Subsidiary incorporated or organized under Ohio or Delaware law, Pfaudler-Werke GmbH, Robbins & Myers GmbH, Robbins & Myers U.K. Limited and Romaco N.V. (collectively, the "Covered Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company in good standing or active status under the laws of its jurisdiction of incorporation or organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; the issued and outstanding shares of the capital stock of each Covered Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and there are no statutory, or to such counsel's knowledge, contractual preemptive, preferential or, to such counsel's knowledge, other rights to subscribe for or purchase any shares of capital stock of any Covered Subsidiary, and to such counsel's knowledge, no shares of capital stock of any Covered Subsidiary have been issued in violation of such rights; except as set forth in the Prospectus or on Schedule III, the Company owns directly or indirectly and, to such counsel's knowledge, beneficially all of the issued and outstanding capital stock of each Covered Subsidiary, free and clear of any and all liens, claims, encumbrances and security interests;

                       (v) The certificates for the Shares to be delivered hereunder are in due and proper form and conform to the requirements of applicable law; and when duly countersigned by the Company's transfer agent, and delivered to the Representatives or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares to be sold by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and free of any statutory, or to such counsel's knowledge, contractual preemptive, preferential or other rights to subscribe for or purchase Common Shares;

                       (vi) To the knowledge of such counsel (based solely upon a telephonic conversation with the staff of the Commission), the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are threatened under the Act or any Blue Sky Laws; the Registration Statement and the Prospectus and any amendment or supplement thereto, including any document incorporated by reference in the Registration Statement, (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; the conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied;

                       (vii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened that are required to be described in the Registration Statement or the Prospectus that are not so described or which question the validity of this Agreement or any action taken or to be taken pursuant thereto, nor, to such counsel's knowledge, is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein, or to be filed as an exhibit to or incorporated by reference in the Registration Statement by the Act, which is not described, filed or incorporated by reference as required;

                       (viii) The statements set forth in the Prospectus under the heading "Description of Common Shares" and in the Registration Statement under Item 15 insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize, in all material respects, the information called for with respect to such legal matters, documents and proceedings;

                       (ix) The Company has full corporate power and authority to enter into and perform this Agreement; the performance of the Company's obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that: (A) rights to indemnity or contribution hereunder may be limited by applicable law;
         (B) enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief; (C) such counsel shall not be required to opine as to the enforceability of any provision requiring a party to pay the legal fees and expenses of any other party; and (D) such counsel may assume for such purpose that Wisconsin law is the same as Ohio law; no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States, the State of Delaware or the State of Ohio is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (except for compliance with the Act, the Exchange Act, applicable Blue Sky Laws and the clearance of the underwriting arrangements by the NASD);

                       (x) The execution, delivery and performance of this Agreement by the Company will not: (A) violate any provisions of the Governing Documents of the Company or any Covered Subsidiary; (B) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument to which the Company or any Covered Subsidiary is a party or by which the Company or any Covered Subsidiary, or any of their respective owned or leased property is bound, and which is filed or incorporated by reference as an exhibit to the Registration Statement; or (C) violate any statute, ordinance, order, rule, decree or regulation of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States, the State of Delaware or the State of Ohio (assuming compliance with all applicable federal and state securities laws);

                       (xi) To such counsel's knowledge, except as described in the Prospectus, there are no holders of Common Shares or other securities of the Company, or securities that are convertible or exchangeable into Common Shares or other securities of the Company, that have rights to the registration of such securities under the Act or any Blue Sky Laws;

                       (xii) The Common Shares are listed on the NYSE and are registered under the Exchange Act and the Shares are authorized for trading on the NYSE;

                       (xiii) To such counsel's knowledge, neither the Company nor any Covered Subsidiary is, nor with the giving of notice or passage of time or both would be, in violation of its respective Governing Documents or, to such counsel's knowledge, in default in any material respect in the performance of any document that is filed as an exhibit to or incorporated by reference in the Registration Statement, to which the Company or any Covered Subsidiary is subject or bound;

                        (xiv) Neither the Company nor any Subsidiary is an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, and, upon its receipt of any proceeds from the sale of the Shares, the Company will not become or be deemed to be an "investment company" thereunder;

                       (xv) The description included or incorporated by reference in the Registration Statement and the Prospectus of statutes, law, regulations, legal and governmental proceedings, and contracts and other legal documents described or incorporated by reference therein fairly and correctly present, in all material respects, the information required to be included therein by the Act; and

                       (xvi) All offers and sales by the Company of its capital shares of which such counsel has knowledge in the three years preceding the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Act, and were duly registered under or the subject of an available exemption from the registration requirements of any applicable Blue Sky Laws.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company and representatives of the Underwriters and their counsel during which the content of the Registration Statement and the Prospectus and related matters were discussed and reviewed, and that, although such counsel is not verifying, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference into the Registration Statement or the Prospectus (except for those specifically passed upon in this opinion), on the basis of the information that was developed in the course of the performance of such services, nothing has come to their attention that causes them to believe that the Registration Statement including any document incorporated by reference therein, on its effective date, contained any untrue statement of material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto including any document incorporated by reference therein, as of its issue date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial or statistical data contained in the Registration Statement).

To the extent that any opinions given by such counsel for the Company are stated as being based on such counsel's knowledge or are given to the knowledge of such counsel, such qualification shall signify that no information has come to the attention of the attorneys in such firm who have been significantly involved in the representation of the Company and/or the Subsidiaries that would give them actual current knowledge of the existence or absence of the matter in question.

In rendering such opinion, counsel for the Company may rely, to the extent counsel reasonably deems such reliance warranted, as to matters of fact upon certificates of officers of the Company and of governmental officials, and as to matters of the law of jurisdictions other than the United States, the State of Ohio and the State of Delaware, on the legal opinions of local counsel, and copies of all such certificates and opinions shall be furnished to the Representatives and for the Underwriters on or before each Closing Date.

                  (e) The Representatives shall have received an opinion from Duke, Holzman, Yaeger & Photiadis, LLP, counsel for the Selling Shareholder, dated the First Closing Date to the effect that:

                    (i) Each of this Agreement, the Durable Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and such agreement constitutes the valid and binding agreement of the Selling Shareholder, enforceable in accordance with its respective terms, except that rights to indemnity or contribution thereunder may be limited by applicable law and except as enforceability of such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief;
         (ii) The execution and delivery of this Agreement, the Durable Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not, if applicable, result in the violation of any provisions of the Articles of Incorporation, By-laws or other governing documents of the Selling Shareholder, or constitute a breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or the Selling Shareholder's property may be bound or affected, or any statute, rule or regulation applicable to the Selling Shareholder, or violate any order or decree of any court, regulatory or governmental body, administrative body or instrumentality of the United States or other jurisdiction having jurisdiction over the Selling Shareholder or any of the Selling Shareholder's property, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Selling Shareholder;

                    (iii) The Selling Shareholder has full legal right, power and authority, and has secured any consent, approval, authorization and order required to enter into and perform this Agreement, the Durable Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver title to the Shares to be sold by the Selling Shareholder as provided herein; and upon delivery to the Underwriters or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Underwriters will acquire good and marketable title to the Shares to be sold hereunder by the Selling Shareholder, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, claims and community or marital property rights; and

                    (iv) To such counsel's knowledge, the information concerning the Selling Shareholder contained in the Prospectus complies in all material respects with the Act.

In rendering such opinion, counsel for the Selling Shareholder may rely, to the extent counsel reasonably deems such reliance warranted, as to matters of fact upon certificates of the Selling Shareholder, and as to matters of the law of jurisdictions other than the United States, the State of New York and the State of Delaware, on the legal opinions of local counsel, and copies of all such certificates and opinions shall be furnished to the Representatives and counsel for the Underwriters on or before the First Closing Date.

                  (f) The Representatives shall have received an opinion of Gardner, Carton & Douglas, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares hereunder, the Registration Statement and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Representatives shall have received on each Closing Date, a certificate of Gerald L. Connelly, President and Chief Executive Officer, and Kevin J. Brown, Vice President and Chief Financial Officer, of the Company, to the effect that:

                      (i) The representations and warranties of the Company set forth in section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

                      (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;

                      (iii) Each of the respective signatories has examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, and, as of the effective date of the Registration Statement, such documents contained or incorporated by reference from another document filed with the Commission all statements of material fact required to be stated therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Registration Statement that has not been so filed; and

                      (iv) Since the date hereof, there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in, or contemplated by, the Prospectus and the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing, which consent shall not be unreasonably withheld) as disclosed in, or contemplated by, an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since the date hereof and except as so disclosed or contemplated or in the ordinary course of business, the Company has not incurred any material liability or obligation, direct or indirect, or entered into any transaction that is material to the Company; since the date hereof and except as so disclosed or contemplated, there has not been any change (A) in the outstanding capital shares of the Company except for the issuance and sale by the Company of Common Shares upon exercise of presently existing outstanding stock options, the sale of the Shares to be sold by the Company pursuant to this Agreement, the issuance of Common Shares upon the conversion of Convertible Notes and the grant of employee stock options (none of which options are exercisable during the 90-day period from the date of the Prospectus) and Common Shares pursuant to the Company's Option Plans and other Plans; or (B) that is material to the Company in the short-term debt or long-term debt of the Company; since the date hereof and except as so disclosed or contemplated, the Company has not acquired any Common Shares or other capital shares of the Company except pursuant to the terms of the Plans nor has the Company declared or paid any dividend (other than its regular quarterly dividend), or made any other distribution, upon its outstanding Common Shares payable to shareholders of record on a date prior to such Closing Date; since the date hereof and except as so disclosed or contemplated or incurred in the ordinary course of business, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since the date hereof and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

The delivery of the certificate provided for in this subsection (g) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and (iv) to be set forth in said certificate.

                  (h) The Representatives shall have received a certificate from the Selling Shareholder (which may be signed by the Selling Shareholder's Attorneys-in-Fact, or either of them) dated the First Closing Date to the effect that the representations and warranties of the Selling Shareholder in Section 3 of this Agreement are true and correct as of the date of this Agreement and as of the date of such certificate, as if again made on and as of such Closing Date, and the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied by the Selling Shareholder at or prior to such Closing Date.

                  (i) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as representatives of the Underwriters, from Ernst & Young LLP, the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which shall be in form and substance satisfactory to the Representatives and shall contain information as of a date within five days of the date of such letters. There shall not have been any change in any specified items relating to the

         Company or the Subsidiaries set forth in any of the letters referred to in this subsection (i) which makes it impracticable or inadvisable in the reasonable and good faith judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

                  (j) The Shares shall have been qualified or registered for sale under the Blue Sky Laws of such jurisdictions as shall have been specified by the Representatives, the underwriting terms and arrangements for the offering shall have been cleared by the NASD, and the Common Shares shall have been authorized for listing on the NYSE and shall have remained registered under the Exchange Act.

                  (k) The Company shall have obtained and delivered to the Representatives executed copies of the Lock-Up Agreements.

                  (l) The Representatives shall have received such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company and certificates of government officials, where available, evidencing the valid existence of each Subsidiary).

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to Gardner, Carton & Douglas, counsel for the Underwriters. The Company and the Selling Shareholder shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

                  If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the election of the Representatives will terminate upon notification to the Company and the Attorneys-in-Fact, or any one of them, for the Selling Shareholder without liability on the part of any Underwriter, including the Representatives, the Company or the Selling Shareholder except for the provisions of section 7(l) hereof, the expenses to be paid by the Company and the Selling Shareholder pursuant to section 9 hereof and except to the extent provided in section 12 hereof.

                  SECTION 11. MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. The Company will use its reasonable efforts and the Selling Shareholder will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

                  SECTION 12. INDEMNIFICATION.

                  (a) Subject to the last paragraph of this Section 12, the Company agrees to indemnify and hold harmless each Underwriter and each person (including each director, member, partner or officer thereof) who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the

         Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation if such settlement is effected with the agreement of the Company), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such document, application or information being hereinafter called a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to the last paragraph of this Section 12, the Company agrees to reimburse each Underwriter and each such controlling person for any legal fees or other expenses reasonably incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that: (i) any such Claim arises out of or is based upon an untrue statement or alleged untrue statement made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company pursuant to section 5 of this Agreement; or (ii) any such Claim results from failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim, unless such failure to deliver a Prospectus was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.

                  (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each controlling person from and against any Claims to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Selling Shareholder in this Agreement.

                  (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of the Act or the Exchange Act from and against any Claim to which the Company, the Selling Shareholder or any such director, officer, controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and Baird), insofar as such Claim arises out of or is based upon any breach of any representation, warranty or covenant made by such Underwriter in this Agreement or upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading (but only to the extent, that such untrue statement or alleged untrue statement or such omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance solely upon and in conformity with the written information furnished by the Representatives to the Company pursuant to section 5 of this Agreement). Each Underwriter will severally reimburse any legal fees or other expenses incurred by the Company, the Selling Shareholder or any such director, officer, controlling person in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim, unless such failure to deliver a Prospectus was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director, controlling person or the Selling Shareholder in an aggregate amount in excess of the total price at which the Shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (d) The Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, controlling the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter set forth in subsection (a) of this section insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant by the Selling Shareholder in this Agreement. In case any Claim shall be brought or asserted against the Company, its directors, such officers or any such controlling person, in respect of which indemnity may be sought against the Selling Shareholder, the Selling Shareholder shall have the rights and duties given to the Company, and the Company, such directors or officers and any such controlling person shall have the rights and duties given to the Underwriters by subsection (a) of this section.

                  (e) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party on a timely basis will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
         (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (f) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                       (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the second to last sentence of subsection (e) of this section (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by Baird, if one or more of the Underwriters or their controlling persons are the indemnified parties);

                       (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

                       (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

                  (g) If the indemnification provided for in this section is unavailable to an indemnified party under subsection (a), (b), (c) or
         (d) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

                       (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriters from the offering of the Shares; or

                       (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the Selling Shareholder and the Underwriters in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

                  The relative benefits received by each of the Company, the Selling Shareholder and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons) and the Selling Shareholder are responsible for the remaining portion. The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (e) and (f) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  (h) The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (f) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.

                       (i) Notwithstanding any provision of this section 12 to the contrary, the liability of the Selling Shareholder arising under this section 12 shall not exceed the purchase price received by the Selling Shareholder from the Underwriters for the Shares sold by the Selling Shareholder.

                  SECTION 13. DEFAULT OF UNDERWRITERS. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Company or the Selling Shareholder except for the expenses to be paid by the Company and the Selling Shareholder pursuant to section 9 hereof and except to the extent provided in section 12 hereof.

                  In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  SECTION 14. EFFECTIVE DATE. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.

                  SECTION 15. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date and the over-allotment option from the Company referred to in section 6 hereof, if exercised, may be cancelled by the Representatives at any time prior to or on the Second Closing Date, if in the reasonable and good faith judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

                  (a) additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the NYSE or the American Stock Exchange, or trading in securities generally shall have been suspended or materially limited on either such exchange or on The Nasdaq Stock Market, or trading in the Common Shares shall have been suspended by the Commission or the NYSE, or a general banking moratorium shall have been established by either federal or state authorities in New York, Ohio or Wisconsin;

                  (b) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect;

                  (c) after the date hereof, there shall have occurred any change or development involving, or which could reasonably be expected to involve, a Material Adverse Effect, whether or not arising in the ordinary course of business; or

                  (d) after the date hereof, an outbreak or escalation of hostilities or other national or international calamity or crisis, a declaration by the United States of a national emergency or war, or any change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the reasonable and good faith judgment of the Representatives, as to have a material adverse effect on the financial markets of the United States, or to make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares as provided in this Agreement.

                  Any termination pursuant to this Section shall be without liability on the part of any Underwriter to the Company or the Selling Shareholder, or on the part of the Company or the Selling Shareholder to any Underwriter, except for expenses to be paid by the Company and the Selling Shareholder pursuant to section 9 hereof or reimbursed by the Company pursuant to section 7(n) hereof and except as to indemnification to the extent provided in section 12 hereof.

                  SECTION 16. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, of the Selling Shareholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholder or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

                  SECTION 17. NOTICES. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Paul T. Rogalski, Managing Director, with a copy to Dewey B. Crawford, Esq., Gardner, Carton & Douglas, 321 N. Clark Street, Chicago, Illinois 60610; and if sent to the Company, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at 1400 Kettering Tower, Dayton, Ohio 45423, Attention: Kevin J. Brown, Vice President and Chief Financial Officer, with a copy to Joseph M. Rigot, Thompson Hine LLP, 2000 Courthouse Plaza, N.E., 10 West Second Street, Dayton, Ohio 45402; and, if sent to the Selling Shareholder, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Attorneys-in-Fact, or either of them, in care of the Company, with copies to Robert L. Bencini and Gary M. Kanaley, Duke, Holzman, Yaeger & Photiadis, LLP, 2500 Main Place Tower, Buffalo, New York 14202.

                  SECTION 18. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 12 hereof and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

                  SECTION 19. PARTIAL UNENFORCEABILITY. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.

                  SECTION 20. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters, including the Representatives, all in accordance with its terms.

                                Very truly yours,

                                ROBBINS & MYERS, INC.

                                By:
                                    --------------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                        ----------------------------------------


                                THE SELLING SHAREHOLDER:


                                By:
                                   ---------------------------------------------
                                    Attorney-in-Fact

                                By:
                                   ---------------------------------------------
                                    Attorney-in-Fact


The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

ROBERT W. BAIRD & CO. INCORPORATED
MCDONALD INVESTMENTS INC.

By:      ROBERT W. BAIRD & CO. INCORPORATED
         Acting as Representatives of the several
         Underwriters (including themselves) identified
         in Schedule II annexed hereto.


By:
   ---------------------------------------------
         Authorized Representative

                              ROBBINS & MYERS, INC.

                                   SCHEDULE I


                                                    NUMBER OF FIRM              NUMBER OF OPTIONAL
                                                        SHARES                        SHARES
                                                        ------                        ------

The Company..............................              1,550,000                     300,000

The Selling Shareholder..................               450,000                         0

                              ROBBINS & MYERS, INC.

                                   SCHEDULE II


                            NAME OF UNDERWRITER                           NUMBER OF FIRM
                                                                             SHARES TO
                                                                           BE PURCHASED
                                                                           ------------
Robert W. Baird & Co. Incorporated..................................
McDonald Investments Inc............................................

                                                                           -------------
                                                                             2,000,000




                              ROBBINS & MYERS, INC.

                                  SCHEDULE III

                                                                   EXHIBIT A
                                                                   ---------

                              ROBBINS & MYERS, INC.

                            FORM OF LOCK-UP AGREEMENT

___________, 2002


ROBERT W. BAIRD & CO. INCORPORATED
MCDONALD INVESTMENTS INC.
  As Representatives of the several Underwriters
  c/o    Robert W. Baird & Co. Incorporated
         77 East Wisconsin Avenue
         Milwaukee, WI 53202

Dear Sirs:

         The undersigned understands that Robert W. Baird & Co. Incorporated and McDonald Investments Inc., as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Robbins & Myers, Inc., an Ohio corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including the Representatives (the "Underwriters"), of shares (the "Shares") of the Common Stock, no par value of the Company (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Robert W. Baird & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or
(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without prior written consent of Robert W. Baird & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Underwriters.

                         Very truly yours,


                         _______________________________________________
                         (Name)

                         _______________________________________________
                         (Address)